Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

Cardiff Oncology, Inc.
San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 27, 2020, relating to the consolidated financial statements of Cardiff Oncology, Inc. (formerly Trovagene, Inc., the “Company”). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
San Diego, California
July 7, 2020